UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: April 27, 2007

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2611-13, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

T he Company’s wholly-owned subsidiary, Expert Network (Shenzhen) Company Limited (“Expert Network”) , entered into an e-Government contract (the “Contract”) with Xi’an City Shaanxi Province, a Chinese corporation (“Xi’an”). Pursuant to the Contract, the Company has been engaged to provide services for the design and implementation of the following systems:

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Hardware Platform Integration

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Security Platform

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Application Platform

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Unified Administration Approval System

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Portal Website

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Coordinated Office System

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Geographical Information System

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Emergency Commanding System

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Auxiliary Decision System

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Financial Control System

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Social Medical Security Information System

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Smart Card System

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Information Database

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e-Commerce System

Under the terms of the Contract, the project is scheduled to commence in September 2007, and is expected to be completed within 30 months .. Total fees paid to the Company for all phases of the Contract are 370 , 200 , 000 RMB, or approximately US$ 48,000,000.  The net contract sum, after excluding hardware purchases to be made on behalf of the customer and PRC business tax, is 328 , 00 0,000 RMB, or approximately US$ 42, 400,000.

          Other than the Cont r act , there is no material relationship between the Company or its affiliates and Xi’ an.

          On April 26, 2007, Expert Network entered into a Consultant Agreement with Fujian Internet Consultants Limited, pursuant to which it agreed to pay a consultant fee equal to 5% of the total contract amount of the Contract for project consultant services provided by Fujian Internet Consultants Limited.  The fee is payable in common stock of the Company valued at a price equal to the average of the daily market closing price of the Company’s common stock for the 10 trading days before the signing of the Contract.  The fee is also payable in two installments.  The first installment, which is equal to 80% of the total fee, is payable within 10 days after execution of the Contract.  The second installment, which is equal to the remaining 20% of the total fee, is payable within 10 days after commencement of work under the Contract.

          In accordance with the terms of the Consultant Agreement, the Company will issue a total of 322,833 shares, valued at $6.92 per share, in payment of the consulting fee.  A total of 258,266 shares will be issued immediately, and the balance of 64,567 shares will be issued within 10 days after commencement of work under the contract.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

10.55

Main Contract, dated as of April 2 7 , 2007, by and between Expert Network (Shenzhen) Company Limited and Xi’an Information Construction Management Center.

10.56   Consulting Agreement dated as of April 26, 2007 by and among the Registrant, the Company, and Fujian Internet Consultants Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /s/ Fu Wan Chung, Simon

Chief Financial Officer and Director

Date: May 3, 2007